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                                                                     EXHIBIT 3.3


                                STATE OF DELAWARE
                            LIMITED LIABILITY COMPANY
                            CERTIFICATE OF FORMATION


FIRST: The name of the limited liability company is Atlanta Residuals Company, LLC.

SECOND: The address of its registered office in the State of Delaware is 2711 Centerville Road, Suite 400, in the City of Wilmington.
                The name of the Registered Agent at such address is The Corporation Service Company.

IN WITNESS WHEREOF, the undersigned have executed this Certificate of Formation of Atlanta Residuals Company, LLC this 8th day of June, 2001.


                                                BY: /s/ Richard P. Mandel
                                                    ----------------------------
                                                    Authorized Person


                                                NAME: Richard P. Mandel
                                                     ---------------------------